POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael F. Adler and David A. Mason, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 relating to up to 750,000 additional shares of Voting Common Stock that may be offered and sold under the Moto Photo, Inc. 1992 Performance and Equity Incentive Plan and any and all amendments thereto (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



Signature                  Title                         Date


/s/ Michael F. Adler       Chairman of the Board of      September 25, 1998
Michael F. Adler           Directors and Chief
                           Executive Officer
                           (Principal Executive
                           Officer)

/s/ David A. Mason         Executive Vice President,     September 25, 1998
David A. Mason             Treasurer and Director


/s/ Alfred E. Lefeld       Vice President and            September 25, 1998
Alfred E. Lefeld           Controller

/s/ Frank W. Benson        Director                      September 25, 1998
Frank W. Benson

/s/ D. Lee Carpenter       Director                      September 25, 1998
D. Lee Carpenter

/s/ Leslie Charm           Director                      September 25, 1998
Leslie Charm

/s/ Dexter B. Dawes        Director                      August 14, 1998
Dexter B. Dawes

/s/ Harry D. Loyle         Director                      September 25, 1998
Harry D. Loyle

/s/ James F. Robeson, PhD  Director                      September 25, 1998
James F. Robeson, PhD.